UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 11, 2009 (August 11, 2009)

The Nielsen Company B.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	333-142546-29	98-0366864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

770 Broadway New York, New York 10003 (646) 654 5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 (0) 20 398 87 77
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 11, 2009, The Nielsen Company B.V. (the “Company”) issued a press release announcing that the expiration date for its previously announced consent solicitation launched on July 29, 2009 in respect of its €343.0 million principal amount at maturity 11.125% Senior Discount Notes due 2016 has been extended until 5:00 p.m., London time, on August 14, 2009 (the “Expiration Date”). The press release related to the extension of the Expiration Date is attached as Exhibit 99.1, and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits (furnished solely for purposes of Item 7.01 of this Form 8-K)

Exhibit 99.1 — Disclosure regarding The Nielsen Company B.V. in connection with the extension of the expiration date for its previously announced consent solicitation launched on July 29, 2009 in respect of its €343.0 million principal amount at maturity 11.125% Senior Discount Notes due 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2009	THE NIELSEN COMPANY B.V.

	By:	/s/ Jeffrey R. Charlton
	Name:	Jeffrey R. Charlton
	Title:	Senior Vice President and Corporate Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Text of press release, dated August 11, 2009